UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Summary of Changes Implemented in 2022 to Executive Officer Compensation

On March 23, 2022, our Compensation Committee of the Board of Directors (the “Compensation Committee”) approved changes to various elements of compensation for our Chief Executive Officer (“CEO”) and certain of our other named executive officers (“NEOs”).

Below is a general summary of those changes, as compared to 2021:

•	Decrease in the weighting of long-term incentives (“LTI”), with accompanying increase in weighting of cash incentives.
•	No significant changes in target compensation levels (i.e., changes generally consist of shifts in mix of pay, not pay amounts).
•	Continued commitment to significant at-risk, performance-based CEO and NEO compensation programs.

After reviewing market data prepared by FW Cook, a third-party executive compensation consultant (“FW Cook”), the Compensation Committee determined that the target pay mix for our CEO and certain of our other NEOs could be more closely aligned with the comparable target pay mix at our peer group companies. For example, in 2021, our CEO received 82% of target total direct compensation (“TDC”) in the form of long-term incentives, whereas LTI of peer group CEOs accounted for 66% of target TDC. Certain of our other NEOs (on average) received approximately 75% of target TDC in the form of long-term incentives, whereas LTI of comparable peer company NEOs (on average) accounted for 56% of target TDC. Conversely, the weighting of annual cash incentives was below that of our peer group.

Due to the differences between our target pay mix and that of our peer group, our Compensation Committee determined that decreases in the weighting of LTI, and accompanying increases in cash incentive pay mix, were warranted for our CEO and certain of our other NEOs.  Adjustments to base salaries were also warranted to further align the elements of our executive compensation to the pay mix of our peer group companies.

Commencing in March of 2022, each NEO began receiving their stock-based compensation as fixed dollar awards rather than awards that were denominated in a fixed number of shares. In addition, changes were also implemented in connection with the form of stock-based compensation awards made to our CEO and other NEOs to further align with peer group long-term incentive mix. In March of 2022, our CEO and NEOs each received: (i) 50% of their annual target stock-based compensation awards in the form of options to purchase shares of our Class B Common Stock at the grant date market value, and; (ii) 50% of their annual target stock-based compensation awards in the form of performance-based restricted stock units that will be earned based on the cumulative three-year growth in our earnings before interest, taxes, depreciation & amortization, the impacts of other income/expense and net income attributable to noncontrolling interests, as compared to a range of pre-established three-year growth thresholds. Previously, in 2021, the annual stock-based compensation awards to our CEO and NEOs consisted of: (i) 50% of the target awards were made in the form of options to purchase shares of our Class B Common Stock at the grant date market value, and; (ii) 50% of the target awards were made in the form of option to purchase shares of our Class B Common Stock at 110% of the grant date market value.

The base salary changes will be retroactively applied in 2022 to correspond to each individual’s historical annual merit increase date which is January 1st for Mr. Marc Miller and March 1st for each of Messrs. Filton, Pember and Peterson.

The cash incentives values reflected below for 2022 were computed at the target bonus awards for each individual, which as a percentage of their base salary, after giving effect to the changes implemented in 2022, amounted to 150% for Mr. Marc Miller and 100% for each of Messrs. Filton, Pember and Peterson. The cash incentives values reflected below for 2021 were computed at the target bonus awards for each individual, which as a percentage of their base salary, before giving effect to the changes implemented in 2022, amounted to 100% for Mr. Marc Miller, 50% for Mr. Filton and 31% for each of Messrs. Pember and Peterson.

As compared to 2021, below is a summary of the primary elements of compensation for our CEO and certain other NEOs, other than our Executive Chairman, Mr. Alan Miller, after giving effect to the changes implemented in 2022.

($000s)
Compensation Elements	M. Miller (Pres. & CEO)		S. Filton (EVP & CFO)		M. Pember (EVP & Pres.-Acute Care)		M. Peterson (EVP & Pres.-Behavioral Health)
	2021	2022	2021	2022	2021	2022	2021	2022
Base Salary	$1,100	$1,300	$719	$800	$740	$800	$626	$675
Cash Incentives	$1,100	$1,950	$360	$800	$231	$800	$196	$675
Equity Comp	$10,105	$9,508	$3,169	$2,420	$3,181	$2,305	$2,724	$1,988
Total Direct Comp	$12,305	$12,758	$4,248	$4,020	$4,152	$3,905	$3,546	$3,338

We believe the changes to the elements of compensation for each of our NEOs, as outlined above, continue to preserve significant reliance on at-risk, performance-based compensation for our CEO and other NEOs. After giving effect to the changes in the elements of compensation during 2022, as reflected above, approximately 90% of the target pay for our CEO, and approximately 80% of the target pay for our other NEOs’, is comprised of performance-based incentive compensation.

Mr. Alan Miller, our Executive Chairman, receives compensation pursuant to his employment agreement which provides for a base salary of $1.0 million in 2022 (unchanged from 2021), a discretionary cash bonus which was $1.0 million for 2021, and discretionary LTIP awards which had grant date market values of approximately $5.0 million in 2022 and $10.1 million in 2021. Mr. Alan Miller’s LTIP awards in each of 2022 and 2021 were consistent with the form of the stock-based awards made to our CEO and other NEOs during each year, as discussed above.

Summary of Changes Implemented in 2022 to Board of Directors Compensation

On March 23, 2022, in connection with its annual evaluation of our non-employee director compensation program, the Compensation Committee recommended, and our Board of Directors approved, changes to various elements of compensation for the non-employee members of our Board of Directors.

Below is a general summary of those changes, as compared to 2021:

—	Decrease in equity compensation, with accompanying increase in cash compensation.
—	Shift from denominating equity awards as a fixed number of shares to a fixed dollar amount.
—	Elimination of all committee meeting fees.

After reviewing market data prepared by FW Cook, the Compensation Committee determined that the pay mix for our non-employee director compensation program could be more closely aligned with the non-employee director pay mix at our peer group companies. For example, in 2021, our non-employee directors received 83% of total compensation in the form of equity compensation whereas equity pay of peer group non-employee directors accounted for 60% of total compensation. Conversely, the weighting of cash compensation was significantly below that of our peer group. Accordingly, our Compensation Committee determined that a decrease in equity compensation and accompanying increase in cash compensation (consisting of Board and Committee cash retainers), was warranted.  Additionally, all committee meeting fees were eliminated to align with peer group practice.

The Compensation Committee also aligned with peer group practice by: (i) eliminating the use of stock options with five-year vesting and, instead, plan to award restricted stock units (“RSUs”) that vest one day prior to next year’s annual meeting, and; (ii) converting the denomination of equity grants from a fixed number of shares in 2021 (10,000 stock options awarded to each non-employee director) to a fixed dollar value beginning in 2022 (in the form of RSUs with a grant date value of approximately $200,000). Beginning with the 2022 stock-based awards, the Compensation Committee has also decided to shift the annual grant date for the non-employee directors’ awards, which were historically granted at the Board of Directors’ meeting held in March, to the Board of Directors’ meeting held in May, after the Annual Meeting of Stockholders. This timing change is being implemented to align the annual stock-based compensation award date for our non-employee directors, with the annual shareholders’ meeting at which directors are elected, which is held each May.

As compared to 2021, below is a summary of the annual cash retainers and stock-based compensation awards for our non-employee directors after giving effect to the changes implemented in 2022 (the changes to the annual cash retainers are effective as of March 24, 2022).

Annual retainer:	2021	2022
Board member	$65,000	$100,000
Audit Committee Chairperson	$10,000	$25,000
Quality & Compliance Committee Chairperson	$7,500	$22,500
Compensation Committee Chairperson	$5,000	$15,000
Nominating & Governance Committee Chairperson	$5,000	$10,000
Audit Committee Member	$2,500	$12,500
Quality & Compliance Committee Member	$1,500	$11,250
Compensation Committee Member	$0	$7,500
Nominating & Governance Committee Member	$0	$5,000
Meeting fees ($1,000 per Committee meeting)	(A)	$0

Annual stock-based compensation:
Grant date fair value of awards	$404,199	$200,000

(A)

During 2021, total combined committee meetings fees of $59,000 were paid to members of the Audit Committee, Quality & Compliance Committee, Compensation Committee and Nominating & Governance Committee for participation in committee meetings in excess of 30 minutes.  Effective March 24, 2022, committee meeting fees will no longer be paid.

2022 Annual Incentive Bonus Performance Goals

On March 23, 2022, the Compensation Committee approved specific bonus formulae for the determination of annual incentive compensation for the Company’s executive officers pursuant to the 2022 Executive Incentive Plan which was adopted by the Compensation Committee on March 23, 2022 (the “Plan”) for the year ending December 31, 2022. Under the formulae approved by the Committee, each of the Company’s executive officers was assigned a percentage of such executive officer’s 2022 base salary as a target bonus based upon corporate performance criteria. The corporate performance criteria target bonus award indicated below for Mr. Marc D. Miller is stipulated in his employment agreement dated December 23, 2020, as amended on March 23, 2022.

Mr. Alan B. Miller, who previously served as our Chief Executive Officer and Chairman of the Board of Directors, transitioned to the role of Executive Chairman of the Board effective January 1, 2021. As part of his compensation in connection with his role as Executive Chairman of the Board, Mr. Alan B. Miller may be entitled to bonuses and other compensation (including annual incentive bonuses) as may be determined by the Board of Directors.

The following table shows each executive officer’s corporate performance criteria target bonus as a percentage of their base salary for 2022. With respect to Messrs. Marc D. Miller and Steve G. Filton, 100% of their annual incentive bonus for 2022 will be determined using the corporate performance criteria, as described below. With respect to Messrs. Pember and Peterson, their 2022 annual incentive bonus will be determined utilizing: (i) 25% of their annual salary based upon the achievement of the corporate performance criteria, and; (ii) 75% of their annual salary based upon the achievement of the divisional income targets, as described below.

Name	Title	Target Award
Marc D. Miller	Chief Executive Officer and President	150%
Steve G. Filton	Executive Vice President and Chief Financial Officer	100%
Marvin G. Pember	Executive Vice President and President-Acute Care Division	100%
Matthew J. Peterson	Executive Vice President and President-Behavioral Health Division	100%

Pursuant to the Plan and the formulae approved by the Committee, each executive officer will be entitled to receive between 0% and 200% of that executive officer’s target bonus based, either entirely (100% for Messrs. Marc Miller and Steve Filton) or in part (25% for Messrs. Pember and Peterson), on the Company’s achievement of a combination of: (i) a specified range of target levels of adjusted net income per diluted share attributable to UHS (as set forth in our Proxy Statement), and; (ii) a specified range of target levels of return on capital (adjusted net income attributable to UHS divided by quarterly average net capital) for the year ending December 31, 2022. The adjusted net income per diluted share attributable to UHS may exclude, the impact of other items, if applicable and material, that are, among other things, nonrecurring or non-operational in nature.

Pursuant to the formulae approved by the Committee, Messrs. Pember and Peterson will be entitled to receive between 0% and 200% of their target bonus that is based on the divisional results (75%). The divisional income targets consist of the projected aggregate pre-tax income for our acute care and behavioral health services segments, net of certain deductions which consist primarily of a charge for the estimated cost of capital. The divisional income targets may be adjusted to include or exclude the impact of items, if applicable and material, that are, among other things, nonrecurring or non-operational in nature.

Amendment and Restatement of 2020 Omnibus Stock And Incentive Plan

On March 23, 2022, the Board of Directors adopted an amendment and restatement of our 2020 Omnibus Stock and Incentive Plan, subject to the approval of our stockholders at the 2022 Annual Meeting. The amendment adopted by the Board would:

•	increase the number of shares of our Class B Common Stock that may be issued under the 2020 Stock Incentive Plan by 6.0 million (to 12.1 million shares from 6,100,000 shares); and
•	reduce the maximum term of awards from 10 years to five years.

Amendment to Employment Agreement - Marc D. Miller Chief Executive Officer and President

On March 23, 2022, the Company and Marc D. Miller entered into an amendment (the “MDM Amendment”) to the Employment Agreement dated December 23, 2020 between the Company and Mr. Marc D. Miller (“MDM Employment Agreement”).  The MDM Amendment provides that:

•

Mr. Marc D. Miller’s base salary will be increased to $1,300,000 for the calendar year ending December 31, 2022, effective as of January 1, 2022, and for each calendar year thereafter unless further increased by the Board of Directors in its discretion.

•

For each year during the term of CEO employment, beginning in the year commencing January 1, 2022,  Mr. Marc D. Miller will have an annual bonus opportunity target equal to 150% of his salary for the year. The amount of the annual bonus (“Annual Bonus”) for any year may be more or less than the target amount and will be determined by the Board of Directors, consistent with past practice and based upon such performance measures as are established and communicated to Mr. Marc D. Miller within ninety days of the beginning of the year. The Annual Bonus for a year will be determined within ninety days after the end of the year.

•

Mr. Marc D. Miller may also be paid during the term of the MDM Employment Agreement, in addition to the arrangements described in the MDM Employment Agreement, such bonuses and other compensation and benefits as may from time to time be determined by the Board of Directors.

•	Vesting of Mr. Marc D Miller’s LTIP awards will accelerate upon:
─	termination of his employment or other service by the Company without cause or otherwise in breach of the MDM Employment Agreement; or
─

termination of his employment or other service at any time by Mr. Marc D. Miller because of a material adverse change in the duties of his office or any other material breach by the Company of its obligations under the MDM Employment Agreement, provided that Mr. Marc D. Miller first gives written notice to the Company of any such change or breach within 60 days after its initial existence and provides the Company with a cure period of 30 days following the date that such notice is delivered, and the Company does not cure such change or breach within the 30-day cure period.

Amendment to Employment Agreement – Alan B. Miller Executive Chairman of the Board

On March 23, 2022, the Company and Alan B. Miller entered into an amendment (the “ABM Amendment”) to the Employment Agreement dated December 23, 2020 between the Company and Mr. Alan B. Miller (“ABM Employment Agreement”).  The ABM Amendment provides that vesting of Mr. Alan B. Miller’s LTIP awards will accelerate upon:

•	termination of his employment or other service by the Company without cause or otherwise in breach of the ABM Employment Agreement; or
•

termination of his employment or other service at any time by Mr. Alan B. Miller because of a material adverse change in the duties of his office or any other material breach by the Company of its obligations under the ABM Employment Agreement, provided that Mr. Alan B. Miller first gives written notice to the Company of any such change or breach within 60 days after its initial existence and provides the Company with a cure period of 30 days following the date that such notice is delivered, and the Company does not cure such change or breach within the 30-day cure period.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Universal Health Services, Inc. 2022 Executive Incentive Plan
10.2	Amendment, dated as of March 23, 2022, to Employment Agreement, dated as of December 23, 2020, between Universal Health Services, Inc. and Marc D. Miller
10..3	Amendment, dated as of March 23, 2022, to Employment Agreement, dated as of December 23, 2020, between Universal Health Services, Inc. and Alan B. Miller

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Exhibit Index

Exhibit No.	Exhibit

10.1	Universal Health Services, Inc. 2022 Executive Incentive Plan
10.2	Amendment, dated as of March 23, 2022, to Employment Agreement, dated as of December 23, 2020, between Universal Health Services, Inc. and Marc D. Miller
10..3	Amendment, dated as of March 23, 2022, to Employment Agreement, dated as of December 23, 2020, between Universal Health Services, Inc. and Alan B. Miller

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: March 28, 2022